UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 18, 2007

The Inventure Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5050 N. 40th St., Suite 300, Phoenix, AZ	85018
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)           On January 18, 2007, The Inventure Group, Inc. Deferred Compensation Plan (the “Plan”) was adopted by the Compensation Committee of the Board of Directors of The Inventure Group, Inc. (the “Company”).  The Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Plan is a nonqualified deferred compensation plan that allows certain individuals designated by the Company from a select group of management or highly compensated service providers to defer a portion of their salary and bonus under the Plan (“Compensation Deferrals”).  Compensation Deferrals under the Plan represent obligations of the Company to pay to participants certain compensation amounts that the participants have elected to defer.  The Plan is intended to provide participants with the ability to defer income that would otherwise be payable to them for tax planning purposes. The Compensation Deferrals are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement or in a lump sum upon death or other termination of service, according to the Plan.

Subject to the terms and conditions set forth in the Plan, each participant may specify one or more hypothetical investment funds or benchmarks made available by the Plan Administrator in which their deferrals shall be deemed to be invested, and each participant’s deferral account will be adjusted periodically in accordance with procedures adopted by the Plan Administrator to reflect such deemed investments.  A participant’s deferral account will be 100% vested at all times.

The obligation to pay the vested balance of each Plan participant’s account shall at all times be an unfunded and unsecured obligation of the Company. Benefits are payable solely from the Company’s general funds and are subject to the risk of corporate insolvency.  The Company may establish a grantor trust for the purpose of informally funding the Plan.  Participants will not have any interest in any particular assets of the Company by reason of any obligation created under the Plan.  A participant’s right to Compensation Deferrals cannot be transferred assigned, pledged or encumbered.

Although executive officers for whom compensation was disclosed in the Company’s most recent annual proxy statement (each a “Named Executive Officer”) are eligible to participate in the Plan, it is not currently possible to estimate the amounts payable to any Named Executive Officer under the Plan because such amounts will be determined based on the amounts each respective Named Executive Officer elects to defer as well as on the return resulting from the deemed investments selected by such Named Executive Officer, if such Named Executive Officer elects to participate in the Plan.

Item 9.01                         Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	The Inventure Group, Inc. Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Inventure Group, Inc.
(Registrant)

Date	January 23, 2007
/s/ Eric J. Kufel
(Signature)

Eric J. Kufel
Chief Executive Officer